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                                  Exhibit 99.3
                     List of Omitted Exhibits and Schedules

Exhibit A             Escrow Agreement
Exhibit B             Registration Rights Agreement
Exhibit C             Employment Agreement
Schedule 2.1(a)       Owned Tangible Personal Property
Schedule 2.1(c)       Intellectual Property
Schedule 2.1(d)       Approvals
Schedule 2.1(f)       Inventory
Schedule 2.2(d)       Excluded Assets
Schedule 2.7          Allocation of Purchase Price
Schedule 2.8(c)       Assumed Liabilities
Schedule 3.1(a)       Foreign Jurisdictions
Schedule 3.1(b)       Subsidiaries
Schedule 3.3          Restrictions on Sale of the Assets
Schedule 3.4          Financial Statements
Schedule 3.5          Conduct of Business Since Audited
                      Balance Sheet Date
Schedule 3.6(a)       Title to Assets
Schedule 3.6(b)       Leases and Licenses
Schedule 3.6(c)       Continuing Liens
Schedule 3.7          Litigation
Schedule 3.8          Taxes
Schedule 3.9(a)       Employee Benefit Plans
Schedule 3.10(b)      Governmental Approvals
Schedule 3.11(a)      Contracts
Schedule 3.11(b)      Consent to Assignments
Schedule 3.12(a)      Labor Agreements
Schedule 3.12(b)      Continuing Obligations to Employees
Schedule 3.12(e)      Current Employees
Schedule 3.13(a)      Customers
Schedule 3.13(b)      Suppliers
Schedule 3.13(c)      Disputes
Schedule 3.15         Warranties
Schedule 3.16(a)      Title to Intellectual Property
Schedule 3.16(d)      Licensing Arrangements
Schedule 3.16(g)      Restrictions on Use of Names and Marks
Schedule 3.17         Operation of Business
Schedule 3.19         Insurance
Schedule 3.20         Brokers' Fees
Schedule 3.22         Transactions with Affiliates
Schedule 3.23         Accounts Receivable Aging
Schedule 3.30         Capitalization
Schedule 4.1          Foreign Qualifications
Schedule 6.10(a)      Employees to be Hired by Purchaser